Exhibit 99

VF Reports Results for Transition Period Ended March 31, 2018

  Revenue from continuing operations increased 22 percent (up 17 percent currency neutral) to $3.0 billion; revenue from continuing operations increased 12 percent (up 8 percent currency neutral) excluding the revenue contribution from the Williamson-Dickie acquisition;
  Outdoor & Action Sports revenue increased 19 percent (up 13 percent currency neutral); Vans® brand revenue increased 45 percent (up 39 percent currency neutral) and The North Face® brand revenue increased 11 percent (up 7 percent currency neutral);
  International revenue increased 27 percent (up 16 percent currency neutral), including an 8-percentage point revenue growth contribution from the Williamson-Dickie acquisition;
  Direct-to-consumer revenue increased 34 percent (up 29 percent currency neutral), including a 5-percentage point revenue growth contribution from the Williamson-Dickie acquisition; Digital revenue increased 61 percent (up 54 percent currency neutral), including a 13-percentage point revenue growth contribution from the Williamson-Dickie acquisition;
  Gross margin from continuing operations increased 20 basis points to 50.5 percent; on an adjusted basis, gross margin increased 50 basis points (up 20 basis points currency neutral) to 50.8 percent; excluding the impact of the Williamson-Dickie acquisition, on an adjusted basis, gross margin increased 160 basis points (up 140 basis points currency neutral) to 51.9 percent;
  Earnings per share from continuing operations was $0.65. Adjusted earnings per share from continuing operations increased 30 percent (up 22 percent currency neutral) to $0.67, including a $0.03 contribution from the Williamson-Dickie acquisition;
  Full year fiscal 2019 revenue is expected to be in the range of $13.45 billion to $13.55 billion, reflecting growth of approximately 9 percent to 10 percent; and,
  Full year fiscal 2019 adjusted earnings per share is expected to be in the range of $3.48 to $3.53, reflecting growth between 11 percent and 13 percent.

GREENSBORO, N.C.--(BUSINESS WIRE)--May 4, 2018--VF Corporation (NYSE: VFC) today reported financial results for its three-month transition period ended March 31, 2018. As previously disclosed, VF's Board of Directors authorized a change in the company's fiscal year end to the Saturday closest to March 31 from the Saturday closest to December 31. As a result, throughout this press release, we refer to the three-month period ended March 31, 2018 as the “transition period.” All per share amounts are presented on a diluted basis. This release refers to “reported” and “currency neutral” amounts, terms that are described under the heading “Currency Neutral - Excluding the Impact of Foreign Currency.” Unless otherwise noted, “reported” and “currency neutral” amounts are the same. This release also refers to “continuing” and “discontinued” operations amounts, which are concepts described under the heading “Discontinued Operations - Nautica® Brand Business and Licensing Business.” Unless otherwise noted, results presented are based on continuing operations. This release also refers to “adjusted” amounts, terms that are described under the heading “Adjusted Amounts - Excluding Williamson-Dickie, Icebreaker® and Altra® Transaction and Deal Related Expenses and the Provisional Impact of U.S. Tax Legislation.” Unless otherwise noted, “reported” and “adjusted” amounts are the same.

“VF's transition period results were strong as the broad-based growth acceleration that began in the second half of 2017 continued,” said Steve Rendle, Chairman, President and Chief Executive Officer. “Our core growth engines are driving strong global momentum as we begin to enter the acceleration phase of our 2021 strategy. VF is in the midst of a transformation to become a purpose-led, consumer-centric organization. We are evolving and adapting to a rapidly changing marketplace and remain committed to delivering top quartile returns for our shareholders.”

Currency Neutral - Excluding the Impact of Foreign Currency

This release refers to “reported” amounts in accordance with U.S. generally accepted accounting principles (“GAAP”), which include translation and transactional impacts from foreign currency exchange rates. This release also refers to “currency neutral” amounts, which exclude both the impact of translating foreign currencies into U.S. dollars and the impact of currency rate changes on foreign currency denominated transactions. Reconciliations of GAAP measures to currency neutral amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors.

Discontinued Operations - Nautica® Brand Business and Licensing Business

On March 19, 2018, the company announced it had reached an agreement to sell its Nautica® brand business to Authentic Brands Group (ABG), LLC. and the sale was completed on April 30, 2018. Accordingly, the company has classified the assets and liabilities of the Nautica® brand business as held-for-sale and has included the operating results of this business in discontinued operations for all periods presented.

On April 28, 2017, the company completed the sale of its Licensed Sports Group (LSG) business, including the Majestic® brand. In conjunction with the LSG divestiture, VF executed its plan to entirely exit the licensing business and completed the sale of the assets of the JanSport® brand collegiate business in the fourth quarter of 2017. Accordingly, the company has removed the assets and liabilities of the licensing business as of the dates noted above and included the operating results of these businesses in discontinued operations for all periods presented.

The company’s after-tax net loss from discontinued operations was approximately $8 million in the transition period, which includes an increase in the estimated loss on the sale of the Nautica® brand business recorded in the fourth quarter of 2017, and the operating results of the Nautica® brand business during the transition period.

Adjusted Amounts - Excluding Williamson-Dickie, Icebreaker® and Altra® Transaction and Deal Related Expenses and the Provisional Impact of U.S. Tax Legislation

This release refers to adjusted amounts that exclude transaction and deal related expenses associated with the acquisitions of Williamson-Dickie, Icebreaker® and Altra®. Total transaction and deal related expenses were approximately $14 million in the transition period.

Adjusted amounts in this release also exclude the provisional amounts recorded due to recent U.S. tax legislation. On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act ("Tax Act"). The Tax Act reduces the federal tax rate on U.S. earnings to 21 percent and moves from a global taxation regime to a modified territorial regime. As part of the legislation, U.S. companies are required to pay tax on historical earnings generated offshore that have not been repatriated to the U.S. Additionally, revaluation of deferred tax asset and liability positions at the lower federal base rate of 21 percent is also required. The transitional impact of the Tax Act resulted in a provisional net charge of approximately $465 million for the fourth quarter of 2017, which was further adjusted by a $5 million benefit in the transition period.

Combined, the above net charges negatively impacted earnings per share by $0.02 during the transition period. All adjusted amounts referenced herein exclude the effects of these amounts.

Reconciliations of measures calculated in accordance with GAAP to adjusted amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors.

Transition Period Income Statement Review

  Revenue increased 22 percent (up 17 percent currency neutral) to $3.0 billion, including a $233 million revenue contribution from the Williamson-Dickie acquisition. Excluding the Williamson-Dickie acquisition, revenue increased 12 percent (up 8 percent currency neutral), driven by broad-based strength across VF’s international and direct-to-consumer platforms and Outdoor & Action Sports coalition.
  Gross margin improved 20 basis points to 50.5 percent, as benefits from a mix-shift toward higher margin businesses and changes in foreign currency were partially offset by the impact of the Williamson-Dickie acquisition. On an adjusted basis, gross margin increased 50 basis points to 50.8 percent. Excluding the impact of the Williamson-Dickie acquisition, adjusted gross margin increased 160 basis points to 51.9 percent. Changes in foreign currency positively impacted gross margin by 20 basis points on a reported basis.
  Operating income on a reported basis was $311 million. On an adjusted basis, operating income increased 14 percent to $330 million, including a $16 million contribution from the Williamson-Dickie acquisition. Operating margin on a reported basis decreased 140 basis points to 10.2 percent. Adjusted operating margin declined 80 basis points to 10.8 percent. Adjusted operating margin, excluding the Williamson-Dickie acquisition, declined 40 basis points to 11.2 percent. Changes in foreign currency positively impacted operating margin by 20 basis points on a reported basis.
  Earnings per share was $0.65 on a reported basis. On an adjusted basis, earnings per share increased 30 percent (22 percent currency neutral) to $0.67, including a $0.03 contribution from the Williamson-Dickie acquisition.

Balance Sheet and Cash Flow Highlights

Inventories were up 17 percent compared with the same period in 2017. Excluding the impact of the Williamson-Dickie acquisition, inventories increased less than 2 percent. During the transition period, VF repurchased approximately 3 million shares for $250 million. The company has $4 billion remaining under its current share repurchase authorization.

Full Year Fiscal 2019 Outlook

VF’s full year fiscal 2019 outlook includes the following:

  Revenue is expected to be in the range of $13.45 billion to $13.55 billion, reflecting growth of approximately 9 percent to 10 percent. By coalition, revenue for Outdoor & Action Sports is expected to increase 8 percent to 10 percent; revenue for Jeanswear is expected to be about flat compared to prior year; and Imagewear revenue is expected to increase more than 35 percent.
  International revenue is expected to increase 13 percent to 15 percent. By geographic region, European revenue is expected to increase 13 percent to 15 percent. In the Asia Pacific region, revenue is expected to increase 15 percent to 17 percent. And, in the Americas (non-U.S.) region, revenue is expected to increase 10 percent to 12 percent.
  Direct-to-consumer revenue is expected to increase 8 percent to 10 percent, including more than 25 percent growth in digital.
  Gross margin is expected to be about 51 percent.
  Operating margin is expected to increase 50 basis points to about 13.2 percent.
  Adjusted earnings per share is expected to be in the range of $3.48 to $3.53, reflecting growth between 11 percent and 13 percent.
  Cash flow from operations is expected to exceed $1.6 billion.
  Other full year assumptions include an effective tax rate of approximately 17 percent and capital expenditures of approximately $275 million.

Dividend Declared

VF’s Board of Directors declared a quarterly dividend of $0.46 per share, payable on June 18, 2018 to shareholders of record on June 8, 2018.

Webcast Information

VF will host its transition period conference call beginning at 8:30 a.m. Eastern Time today. The conference call will be broadcast live via the internet, accessible at ir.vfc.com. For those unable to listen to the live broadcast, an archived version will be available at the same location.

About VF

VF Corporation (NYSE: VFC) outfits consumers around the world with its diverse portfolio of iconic lifestyle brands, including Vans®, The North Face®, Timberland®, Wrangler® and Lee®. Founded in 1899, VF is one of the world’s largest apparel, footwear and accessories companies with socially and environmentally responsible operations spanning numerous geographies, product categories and distribution channels. VF is committed to delivering innovative products to consumers and creating long-term value for its customers and shareholders. For more information, visit www.vfc.com.

Forward-looking Statements

Certain statements included in this release and attachments are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting VF and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to: foreign currency fluctuations; the level of consumer demand for apparel, footwear and accessories; disruption to VF’s distribution system; VF's reliance on a small number of large customers; the financial strength of VF's customers; fluctuations in the price, availability and quality of raw materials and contracted products; disruption and volatility in the global capital and credit markets; VF's response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior, intense competition from online retailers, manufacturing and product innovation; increasing pressure on margins; VF's ability to implement its business strategy; VF's ability to grow its international and direct-to-consumer businesses; VF’s and its customers’ and vendors’ ability to maintain the strength and security of information technology systems; stability of VF's manufacturing facilities and foreign suppliers; continued use by VF's suppliers of ethical business practices; VF’s ability to accurately forecast demand for products; continuity of members of VF’s management; VF's ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; maintenance by VF’s licensees and distributors of the value of VF’s brands; VF's ability to execute and integrate acquisitions; changes in tax laws and liabilities; legal, regulatory, political and economic risks; and adverse or unexpected weather conditions. More information on potential factors that could affect VF's financial results is included from time to time in VF's public reports filed with the Securities and Exchange Commission, including VF's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

VF CORPORATION
Condensed Consolidated Statements of Income
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March		%
	2018	2017	Change
Net sales	$3,022,922	$2,483,896	22%
Royalty income	22,524	16,444	37%
Total revenues	3,045,446	2,500,340	22%
Costs and operating expenses
Cost of goods sold	1,506,335	1,243,605	21%
Selling, general and administrative expenses	1,227,752	967,082	27%
Total costs and operating expenses	2,734,087	2,210,687	24%
Operating income	311,359	289,653	7%
Interest, net	(21,165)	(20,188)	5%
Other (expense) income, net	3,939	(68)	*
Income from continuing operations before income taxes	294,133	269,397	9%
Income taxes	32,969	56,121	(41)%
Income (loss) from continuing operations	261,164	213,276	22%
Income (loss) from discontinued operations, net of tax	(8,371)	(4,113)	*
Net income (loss)	$252,793	$209,163	21%
Earnings (loss) per common share - basic (a)
Continuing operations	$0.66	$0.52	28%
Discontinued operations	(0.02)	(0.01)	*
Total earnings per common share - basic	$0.64	$0.51	26%
Earnings (loss) per common share - diluted (a)
Continuing operations	$0.65	$0.51	27%
Discontinued operations	(0.02)	(0.01)	*
Total earnings per common share - diluted	$0.63	$0.50	25%
Weighted average shares outstanding
Basic	395,253	411,990
Diluted	401,276	415,960
Cash dividends per common share	$0.46	$0.42	10%

* Calculation not meaningful

Basis of presentation of condensed consolidated financial statements: VF operates and reports using a 52/53 week fiscal year ending on the Saturday closest to March 31 of each year, which was recently changed from the Saturday closest to December 31 of each year. For presentation purposes herein, all references to periods ended March 2018, December 2017 and March 2017 relate to the 13-week transition period ended March 31, 2018, the 52-week fiscal period ended December 30, 2017 and the 13-week fiscal period ended April 1, 2017.

(a) Amounts have been calculated using unrounded numbers.

VF CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	March	December	March
	2018	2017	2017
ASSETS
Current assets
Cash and equivalents	$680,762	$563,483	$603,262
Accounts receivable, net	1,408,587	1,429,986	1,241,496
Inventories	1,861,441	1,706,609	1,593,434
Other current assets	732,533	677,686	653,958
Total current assets	4,683,323	4,377,764	4,092,150

Property, plant and equipment	1,011,617	1,014,638	897,445
Intangible assets	2,120,110	2,089,781	1,548,753
Goodwill	1,693,219	1,692,644	1,561,465
Other assets	803,041	783,675	1,146,465
Total assets	$10,311,310	$9,958,502	$9,246,278

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Short-term borrowings	$1,525,106	$729,384	$288,677
Current portion of long-term debt	6,265	6,165	253,736
Accounts payable	583,004	760,997	425,892
Accrued liabilities	1,024,454	1,247,554	867,554
Total current liabilities	3,138,829	2,744,100	1,835,859

Long-term debt	2,212,555	2,187,789	2,051,482
Other liabilities	1,271,830	1,306,713	985,880
Total liabilities	6,623,214	6,238,602	4,873,221

Stockholders' equity	3,688,096	3,719,900	4,373,057
Total liabilities and stockholders' equity	$10,311,310	$9,958,502	$9,246,278

VF CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended March
	2018 (a)	2017 (a)
Operating activities
Net income	$252,793	$209,163
Depreciation and amortization	71,532	66,438
Other adjustments	(567,548)	(485,763)
Cash used by operating activities	(243,223)	(210,162)

Investing activities
Capital expenditures	(54,374)	(40,856)
Software purchases	(19,289)	(20,657)
Other, net	17,673	(6,824)
Cash used by investing activities	(55,990)	(68,337)

Financing activities
Net proceeds from short-term borrowings, long-term debt and other	794,424	261,252
Purchases of treasury stock	(250,282)	(438,297)
Cash dividends paid	(181,373)	(172,713)
Proceeds from issuance of Common Stock, net of shares withheld for taxes	44,017	3,283
Cash provided (used) by financing activities	406,786	(346,475)
Effect of foreign currency rate changes on cash, cash equivalents and restricted cash	12,220	2,228
Net change in cash, cash equivalents and restricted cash	119,793	(622,746)
Cash, cash equivalents and restricted cash - beginning of year	569,397	1,231,026
Cash, cash equivalents and restricted cash - end of period	$689,190	$608,280

(a) The cash flows related to discontinued operations have not been segregated, and are included in the Condensed Consolidated Statements of Cash Flows.

VF CORPORATION
Supplemental Financial Information
Business Segment Information
(Unaudited)
(In thousands)

	Three Months Ended March			% Change Currency Neutral (a)
	2018	2017	% Change
Coalition revenues
Outdoor & Action Sports	$2,014,574	$1,695,790	19%	13%
Jeanswear	639,547	647,442	(1)%	(4)%
Imagewear	371,040	134,966	175%	175%
Other	20,285	22,142	(8)%	(8)%
Total coalition revenues	$3,045,446	$2,500,340	22%	17%
Coalition profit (loss)
Outdoor & Action Sports	$292,295	$232,452	26%	20%
Jeanswear	109,206	118,019	(7)%	(14)%
Imagewear	24,570	24,400	1%	(4)%
Other	(3,023)	(2,195)	(38)%	(38)%
Total coalition profit	423,048	372,676	14%	8%
Corporate and other expenses	(107,750)	(83,091)	30%	29%
Interest, net	(21,165)	(20,188)	5%	5%
Income from continuing operations before income taxes	$294,133	$269,397	9%	2%

(a) Refer to currency neutral definition on the following pages.

* Calculation not meaningful

VF CORPORATION
Supplemental Financial Information
Business Segment Information – Currency Neutral Basis
(Unaudited)
(In thousands)

	Three Months Ended March 2018
	As Reported	Adjust for Foreign
	under GAAP	Currency Exchange	Currency Neutral
Coalition revenues
Outdoor & Action Sports	$2,014,574	$(99,991)	$1,914,583
Jeanswear	639,547	(19,985)	619,562
Imagewear	371,040	(442)	370,598
Other	20,285	—	20,285
Total coalition revenues	$3,045,446	$(120,418)	$2,925,028
Coalition profit (loss)
Outdoor & Action Sports	$292,295	$(12,336)	$279,959
Jeanswear	109,206	(7,198)	102,008
Imagewear	24,570	(1,101)	23,469
Other	(3,023)	—	(3,023)
Total coalition profit	423,048	(20,635)	402,413
Corporate and other expenses	(107,750)	651	(107,099)
Interest, net	(21,165)	—	(21,165)
Income from continuing operations before income taxes	$294,133	$(19,984)	$274,149
Diluted earnings per share growth	27%	(8)%	19%

Currency Neutral Financial Information

VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars, and from entering foreign currency transactions. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present currency neutral financial information, which is a non-GAAP financial measure that excludes both the impact of translating foreign currencies into U.S. dollars and the impact of currency rate changes on foreign currency denominated transactions. We use currency neutral information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation, and transaction gains and losses. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.

To calculate foreign currency translation on a currency neutral basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period). Similarly, transaction gains and losses on a currency neutral basis are calculated using exchange rates from the comparable period of the prior year.

These currency neutral performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The currency neutral information presented may not be comparable to similarly titled measures reported by other companies.

VF CORPORATION
Supplemental Financial Information
Top 5 Brand Revenue Information
(Unaudited)

	Three Months Ended March 2018
Top 5 Brand Revenue Growth	Americas	EMEA	APAC	Global
Vans®
% change	45%	53%	32%	45%
% change currency neutral*	44%	36%	24%	39%
The North Face®
% change	4%	31%	0%	11%
% change currency neutral*	3%	19%	(5)%	7%
Timberland®
% change	(6)%	17%	9%	5%
% change currency neutral*	(7)%	4%	2%	(1)%
Wrangler®
% change	1%	16%	0%	3%
% change currency neutral*	1%	2%	(7)%	1%
Lee®
% change	(13)%	12%	(4)%	(6)%
% change currency neutral*	(13)%	(1)%	(11)%	(11)%

*Refer to currency neutral definition on previous pages.

VF CORPORATION
Supplemental Financial Information
Geographic and Channel Revenue Information
(Unaudited)

	Three Months Ended March 2018
	% Change	% Change Currency Neutral*	% Change Currency Neutral and Excluding Williamson-Dickie*(a)
Geographic Revenue Growth
U.S.	18%	18%	8%
EMEA	33%	19%	12%
APAC	17%	10%	2%
China	19%	11%	1%
Americas (non-U.S.)	22%	17%	1%
International	27%	16%	8%

	Three Months Ended March 2018
	% Change	% Change Currency Neutral*	% Change Currency Neutral and Excluding Williamson-Dickie*(a)
Channel Revenue Growth
Wholesale	17%	12%	1%
Direct-to-Consumer	34%	29%	24%

	As of March
	2018 (b)	2017
DTC Store Count
Total	1,483	1,433

*Refer to currency neutral definition on previous pages.

(a) Refer to Non-GAAP financial information on "Reconciliation of Select GAAP to Non-GAAP Measures - Trailing Twelve Months Ended March 31, 2018" page.

(b) The 2018 DTC store count includes 81 Williamson-Dickie stores.

VF CORPORATION
Supplemental Financial Information
Reconciliation of Select GAAP to Non-GAAP Measures - Trailing Twelve Months Ended March 31, 2018
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended July 1, 2017	Three Months Ended September 30, 2017	Three Months Ended December 30, 2017	Three Months Ended March 31, 2018	Trailing Twelve Months Ended March 31, 2018
Total revenues - Reported GAAP	$2,268,620	$3,392,934	$3,649,283	$3,045,446	$12,356,283
Contribution from Williamson-Dickie (a)	—	—	(247,247)	(233,138)	(480,385)
Organic total revenues - Non-GAAP	$2,268,620	$3,392,934	$3,402,036	$2,812,308	$11,875,898

Gross profit - Reported GAAP	$1,126,144	$1,703,893	$1,879,464	$1,539,111	$6,248,612
Transaction and deal related costs (b)	—	—	3,635	6,492	10,127
Adjusted gross profit - Non-GAAP	1,126,144	1,703,893	1,883,099	1,545,603	6,258,739
Contribution from Williamson-Dickie (a)	—	—	(101,546)	(86,428)	(187,974)
Adjusted organic gross profit - Non-GAAP	$1,126,144	$1,703,893	$1,781,553	$1,459,175	$6,070,765

Operating income - Reported GAAP	$158,117	$573,949	$481,371	$311,359	$1,524,796
Transaction and deal related costs (b)	—	4,890	20,976	18,604	44,470
Adjusted operating income - Non-GAAP	158,117	578,839	502,347	329,963	1,569,266
Contribution from Williamson-Dickie (a)	—	—	(18,721)	(15,937)	(34,658)
Adjusted organic operating income - Non-GAAP	$158,117	$578,839	$483,626	$314,026	$1,534,608

Diluted earnings (loss) per share from continuing operations (d)	$0.27	$1.19	$(0.18)	$0.65	$1.92	*
Transaction and deal related costs (b)	—	0.01	0.03	0.03	0.07
Impact of Tax Act (c)	—	—	1.16	(0.01)	1.15
Adjusted diluted earnings per share from continuing operations (d)	$0.27	$1.20	$1.01	$0.67	$3.14
Contribution from Williamson-Dickie (a)	—	—	(0.04)	(0.03)	(0.07)
Adjusted organic diluted earnings per share from continuing operations (d)	$0.27	$1.20	$0.98	$0.63	$3.08

Weighted average common shares outstanding - diluted	400,512	397,384	400,378	401,276	399,888	*

* Recalculated on a trailing twelve-month basis for the period ended March 31, 2018.

(a) The contribution from Williamson-Dickie represents its operating results, excluding transaction and deal related costs, beginning on the acquisition date of October 2, 2017. The impact on the diluted earnings (loss) per share from continuing operations was calculated using a tax rate of 17% and 20% for the three-month periods ended March 31, 2018 and December 30, 2017, respectively. The diluted earnings per share calculation is based on the weighted average common shares outstanding for the respective periods. The contribution from Williamson-Dickie has been reflected in VF's Imagewear coalition for segment reporting purposes since the acquisition date.

(b) Transaction and deal related costs include acquisition and integration costs related to the acquisitions of Williamson-Dickie Mfg. Co. ("Williamson-Dickie"), Icebreaker Holdings Limited ("Icebreaker") and Altra® brand, additional cost of goods sold recognized by Williamson-Dickie due to fair value inventory adjustments calculated as part of the purchase price accounting and a non-operating net benefit from hedging the purchase price of Icebreaker. The transaction and deal related costs resulted in net tax benefits of $3.3 million, $2.0 million and $1.6 million for the three-month periods ended March 31, 2018, December 30, 2017, and September 30, 2017, respectively. The diluted earnings per share impact was calculated using the weighted average common shares outstanding for the respective periods. Transaction and deal related costs associated with the Williamson-Dickie acquisition of $11.4 million and $6.9 million have been reported in VF's Imagewear coalition for segment reporting purposes in each of the three-month periods ended March 31, 2018 and December 30, 2017, respectively. The remaining transaction and deal related costs have been reported as corporate expenses.

(c) On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (“Tax Act”). The Tax Act reduced the federal tax rate on U.S. earnings to 21% and moved from a global taxation regime to a modified territorial regime. As part of the legislation, U.S. companies are required to pay a tax on historical earnings generated offshore that have not been repatriated to the U.S. Additionally, revaluation of deferred tax asset and liability positions at the lower federal base rate of 21% is also required. The transitional impact of the Tax Act resulted in a provisional net charge of $465.5 million for the three months ended December 30, 2017. Measurement period adjustments related to the provisional net charge were recorded during the three months ended March 31, 2018, resulting in a tax benefit of $5.1 million. The diluted earnings per share impact was calculated using the weighted average common shares outstanding for the respective periods.

(d) Amounts shown in the table have been calculated using unrounded numbers.

Non-GAAP Financial Information

In connection with a change in fiscal year end to the Saturday closest to March 31 from the Saturday closest to December 31, VF is reporting a transition quarter from December 31, 2017 through March 31, 2018. VF's next fiscal year will run from April 1, 2018 through March 30, 2019 (“Fiscal 2019”).

The financial metrics provided for the trailing twelve months ended March 31, 2018 are non-GAAP measures and have been presented in order to provide a comparison that aligns with VF's new fiscal year end.

The quarterly and trailing twelve month financial information has also been presented on an adjusted basis, which excludes the impact of tax reform and transaction and deal related costs, and on an adjusted organic basis, which excludes the operating results of Williamson-Dickie beginning on the acquisition date of October 2, 2017. These adjusted presentations are non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.

Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION
Supplemental Financial Information
Reconciliation of Select GAAP to Non-GAAP Measures - Trailing Twelve Months Ended April 1, 2017
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended July 2, 2016	Three Months Ended October 1, 2016	Three Months Ended December 31, 2016	Three Months Ended April 1, 2017	Trailing Twelve Months Ended April 1, 2017
Total revenues - Reported GAAP	$2,231,203	$3,218,833	$3,037,543	$2,500,340	$10,987,919

Gross profit - Reported GAAP	$1,090,241	$1,584,242	$1,524,456	$1,256,735	$5,455,674
Restructuring charges (a)	—	—	23,275	—	23,275
Adjusted gross profit - Non-GAAP	$1,090,241	$1,584,242	$1,547,731	$1,256,735	$5,478,949

Operating income - Reported GAAP	$186,252	$594,849	$282,426	$289,653	$1,353,180
Goodwill and intangible asset impairment charges (a)	—	—	79,644	—	79,644
Restructuring charges (a)	—	—	55,019	—	55,019
Pension settlement charge (a)	—	—	50,922	—	50,922
Adjusted operating income - Non-GAAP	$186,252	$594,849	$468,011	$289,653	$1,538,765

Diluted earnings per share from continuing operations (b)	$0.31	$1.13	$0.57	$0.51	$2.52	*
Goodwill and intangible asset impairment charges (a)	—	—	0.15	—	0.15
Restructuring charges (a)	—	—	0.10	—	0.10
Pension settlement charge (a)	—	—	0.08	—	0.08
Adjusted diluted earnings per share from continuing operations (b)	$0.31	$1.13	$0.90	$0.51	$2.85

Weighted average common shares outstanding - diluted	422,059	419,240	417,891	415,960	418,787	*

* Recalculated on a trailing twelve-month basis for the period ended April 1, 2017.

(a) Goodwill and intangible asset impairment charges, restructuring charges and the pension settlement charge resulted in net tax benefits of $15.5 million, $13.3 million and $19.5 million, respectively. The diluted earnings per share impact was calculated using the weighted average common shares outstanding for the respective periods. Restructuring charges of $18.1 million were reported in VF's Outdoor & Action Sports coalition, $20.4 million were reported in VF's Jeanswear coalition, $1.3 million were reported in VF's Imagewear coalition and $1.3 million were reported in Other for segment reporting purposes for the three months ended December 31, 2016. The remaining costs have been reported separately or as corporate expenses.

(b) Amounts shown in the table have been calculated using unrounded numbers.

Non-GAAP Financial Information

In connection with a change in fiscal year end to the Saturday closest to March 31 from the Saturday closest to December 31, VF reported a transition quarter from December 31, 2017 through March 31, 2018. VF's next fiscal year will run from April 1, 2018 through March 30, 2019 (“Fiscal 2019”).

The quarterly financial information above has been presented on a GAAP basis. The trailing twelve months ended April 1, 2017 is a non-GAAP measure and has been presented in order to provide a comparison that aligns with VF's new fiscal year end.
The quarterly and trailing twelve month financial information has also been presented on an adjusted basis, which excludes the impact of impairment charges for goodwill and intangible assets, restructuring charges and a pension settlement charge. These adjusted presentations are non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.

Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION
Supplemental Financial Information
Business Segments Information - Trailing Twelve Months Ended March 31, 2018 and April 1, 2017
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended July 1, 2017	Three Months Ended September 30, 2017	Three Months Ended December 30, 2017	Three Months Ended March 31, 2018	Trailing Twelve Months Ended March 31, 2018
Coalition revenues
Outdoor & Action Sports (a)	$1,489,485	$2,526,978	$2,500,203	$2,014,574	$8,531,240
Jeanswear	600,807	697,701	709,411	639,547	2,647,466
Imagewear	150,008	138,885	406,356	371,040	1,066,289
Other	28,320	29,370	33,313	20,285	111,288
Total coalition revenues	$2,268,620	$3,392,934	$3,649,283	$3,045,446	$12,356,283
Coalition profit (loss)
Outdoor & Action Sports (a)	$127,669	$531,870	$486,303	$292,295	$1,438,137
Jeanswear	84,757	121,219	97,950	109,206	413,132
Imagewear	25,572	22,377	40,903	24,570	113,422
Other	(293)	(737)	139	(3,023)	(3,914)
Total coalition profit	$237,705	$674,729	$625,295	$423,048	$1,960,777

	Three Months Ended July 2, 2016	Three Months Ended October 1, 2016	Three Months Ended December 31, 2016	Three Months Ended April 1, 2017	Trailing Twelve Months Ended April 1, 2017
Coalition revenues
Outdoor & Action Sports (a)	$1,438,363	$2,358,258	$2,160,310	$1,695,790	$7,652,721
Jeanswear	629,180	701,416	696,515	647,442	2,674,553
Imagewear	134,830	127,992	147,175	134,966	544,963
Other	28,830	31,167	33,543	22,142	115,682
Total coalition revenues	$2,231,203	$3,218,833	$3,037,543	$2,500,340	$10,987,919
Coalition profit (loss)
Outdoor & Action Sports (a)	$125,444	$496,746	$391,139	$232,452	$1,245,781
Jeanswear	108,843	142,427	103,348	118,019	472,637
Imagewear	24,377	23,981	30,112	24,400	102,870
Other	(574)	(341)	(1,295)	(2,195)	(4,405)
Total coalition profit	$258,090	$662,813	$523,304	$372,676	$1,816,883

(a) The results of Kipling North America, which were previously included in the Sportswear coalition, have been included in the Outdoor & Action Sports coalition for all periods presented.

Non-GAAP Financial Information

In connection with a change in fiscal year end to the Saturday closest to March 31 from the Saturday closest to December 31, VF is reporting a transition quarter from December 31, 2017 through March 31, 2018. VF's next fiscal year will run from April 1, 2018 through March 30, 2019 (“Fiscal 2019”).

The quarterly financial information above has been presented on a GAAP basis. The financial metrics provided for the trailing twelve months ended March 31, 2018 and April 1, 2017 are non-GAAP measures and have been presented in order to provide a comparison that aligns with VF's new fiscal year end. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.

Management uses the above financial measures internally in its budgeting and review process. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION
Supplemental Financial Information
International and DTC Revenues - Trailing Twelve Months Ended March 31, 2018
(Unaudited)
(In thousands)

	Three Months Ended July 1, 2017	Three Months Ended September 30, 2017	Three Months Ended December 30, 2017	Three Months Ended March 31, 2018	Trailing Twelve Months Ended March 31, 2018
International revenues	$829,974	$1,541,938	$1,402,736	$1,403,150	$5,177,798

DTC revenues	708,081	903,843	1,436,244	964,364	4,012,532

Non-GAAP Financial Information

In connection with a change in fiscal year end to the Saturday closest to March 31 from the Saturday closest to December 31, VF is reporting a transition quarter from December 31, 2017 through March 31, 2018. VF's next fiscal year will run from April 1, 2018 through March 30, 2019 (“Fiscal 2019”).

The quarterly financial information above has been presented on a GAAP basis. The financial metrics provided for the trailing twelve months ended March 31, 2018 are non-GAAP measures and have been presented in order to provide a comparison that aligns with VF's new fiscal year end. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.

Management uses the above financial measures internally in its budgeting and review process. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similarly titled measures presented by other companies.

CONTACT:
VF Corporation
Joe Alkire, 336-424-7711
Vice President, Corporate Development, Investor Relations and
Financial Planning & Analysis
or
Craig Hodges, 336-424-5636
Senior Director, Corporate Communications